Exhibit 10.2

EXHIBIT A
GENERAL RELEASE
This General Release (this "Release") is made as of this 1st day of September, 2014, by and between Alpha Natural Resources Services, LLC (the "Company") and Vaughn R. Groves ("Employee").
WHEREAS, Employee's employment with the Company has terminated as of September 1, 2014; and
WHEREAS, pursuant to the General Release and Non-Disparagement Agreement between the Employee and the Company dated July 18, 2014 (the "Agreement"), the Company has agreed to make certain payments to the Employee and to provide him with certain benefits, subject to the execution of the Agreement and this Release.
NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:
1.    Consideration. Employee acknowledges that: (i) the payments and benefits set forth in the Agreement constitute full settlement of all his rights under the Agreement, (ii) he has no entitlement to any other separation pay or separation benefits from the Company and its subsidiaries and affiliates, and (iii) except as otherwise provided specifically in this Release and the Agreement, the Company and its affiliates and subsidiaries do not and will not have any other liability or obligation to him. Employee further acknowledges that, in the absence of his execution of this Release, the payments and benefits specified in the Agreement would not otherwise be due to him.
2.    Claims. (a)    The Employee, for and in consideration of the commitments of the Company as set forth in Section 9 of the Agreement and the Key Employee Separation Plan, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, predecessors, subsidiaries and parents, and their present or former officers, directors, managers, stockholders, employees, members and agents, and its and their respective successors, assigns, heirs, executors, and administrators and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of the Company (collectively, "Releasees") from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which the Employee ever had, now has, or hereafter may have, whether known or unknown, or which the Employee's heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from any time prior to the date of this Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to the Employee's employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in

Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys' fees and costs. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.
(b)    To the fullest extent permitted by law, and subject to the provisions of Section 14 and Section 16 of the Agreement, the Employee represents and affirms that the Employee has not filed or caused to be filed on the Employee's behalf any charge, complaint or claim for relief against the Company or any Releasee and, to the best of the Employee's knowledge and belief, no outstanding charges, complaints or claims for relief have been filed or asserted against the Company or any Releasee on the Employee's behalf; and the Employee has not reported any improper, unethical or illegal conduct or activities to any supervisor, manager, department head, human resources representative, agent or other representative of the Company or any Releasee, to any member of the Company's or any Releasee's legal or compliance departments, or to the ethics hotline, and has no knowledge of any such improper, unethical or illegal conduct or activities. In the event that there is outstanding any such charge, complaint or claim for relief, Employee agrees to seek its immediate withdrawal and dismissal with prejudice. In the event that for any reason said charge, complaint or claim for relief cannot be immediately withdrawn with prejudice, Employee shall execute such other papers or documents as the Company's counsel determines may be necessary from time to time to have said charge, complaint or claim for relief dismissed with prejudice at the earliest appropriate time. Nothing herein shall prevent Employee from testifying in any cause of action when required to do so by process of law or otherwise from engaging in activities set forth in Section 14 of the Agreement. Employee shall promptly inform the Company if called upon to testify on matters relating to the Company.
(c)    Employee does not waive any right to file a charge with the Equal Employment Opportunity Commission ("EEOC") or participate in an investigation or proceeding conducted by the EEOC, but explicitly waives any right to file a personal lawsuit or receive monetary damages that the EEOC might recover if said charge results in an EEOC lawsuit against the Company or Releasees.
(d)    Employee does not waive the right to challenge the validity of this Release as a release of claims arising under the federal Age Discrimination in Employment Act.
(e)    Employee does not waive rights or claims that may arise after the date this Release is executed.
3.    Rescission Right. Employee expressly acknowledges and recites that (a) he has read the terms of this Release, and that he understands its terms and effects, including the fact that the Employee has agreed to RELEASE AND FOREVER DISCHARGE the Releasees from any legal action arising out of the Employee's employment relationship with the Company and the termination of that employment relationship; (b) he has signed this Release voluntarily and knowingly in exchange for the consideration described in the Agreement, which the Employee acknowledges is adequate and satisfactory to him and which he acknowledges is in addition to any other benefits to which the Employee is otherwise entitled; (c) the Company advises the Employee (in writing) to consult with an attorney before signing this Release; (d) he does not waive rights or claims that may arise after the date this Release is executed; (e) the Company has provided him with a period of twenty-one (21) days within which to consider this Release, and that the Employee has signed on the date indicated below after concluding that this Release is satisfactory to him; and (f) this Release may be revoked by him within seven (7) days after execution, and it shall not become effective until the expiration of such seven (7) day revocation period. In the event of a timely revocation by the Employee, this Release and the Agreement will be deemed null and void and the Company will have no obligations hereunder.
No Admission of Liability. Employee agrees and acknowledges that the agreement by the Company described in this Release and in the Agreement, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to the Employee.
IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing General Release this 1st day of September, 2014.

/s/ Vaughn R. Groves	Witness:	/s/ Teresa J. Darnell
EMPLOYEE

ALPHA NATURAL RESOURCES
SERVICES, LLC

By:	/s/ Gary W. Banbury	Witness:	/s/ Teresa J. Darnell
Name:	Gary W. Banbury
Title:	EVP - Administration and Support Services

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